                                                                    Exhibit 10.4


                         HOOKER FURNITURE CORPORATION
                            SPLIT DOLLAR AGREEMENT


          THIS AGREEMENT made as of the _____ day of _____________, ______, by and between Hooker Furniture Corporation, (the "Corporation") and
__________________ (the "Employee").

          WHEREAS, the Employee is a valued employee of the Corporation; and

          WHEREAS, the Employee wishes to provide life insurance protection for his beneficiary or beneficiaries in the event of his death, under a policy or policies of life insurance insuring his life (hereinafter referred to as the "Policy"), which is described in Exhibit A attached hereto and which is being issued by ____________________ Insurance Company (the "Insurer"); and

          WHEREAS, in recognition of the management service that Employee has rendered and is expected to render to the Corporation, the Corporation is willing to pay the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth; and

          WHEREAS, the Employee has purchased or will contemporaneously purchase the Policy from the Insurer in the face amount designated in Exhibit A; and

          WHEREAS, the Corporation and the Employee have agreed that the Employee collaterally assign the Policy to the Corporation, in order to secure the repayment of the premiums which the Corporation will pay on the Policy, or such other amount as described in this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the Parties agree as follows:


ARTICLE 1:  OWNERSHIP OF THE POLICY

          1.1  Employee as Owner.  The Employee shall be the sole and absolute
               -----------------
owner of the Policy including all supplemental riders and endorsements thereto and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as otherwise provided herein.

          1.2  Future Actions.  The Employee and Corporation agree that they
               --------------
will take all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.

          1.3  Assignment.  The Employee agrees to execute an assignment
               ----------
(hereinafter the "Assignment") to the Corporation to secure the Corporation's rights under this Agreement, in the form required by or acceptable to the Insurer, a copy of which is attached hereto as Exhibit B. The Employee and the Corporation agree to be bound by the terms of the Assignment, and the Assignment shall not be terminated, altered or amended by the Employee prior to a termination event as described in Section 4.1, without the express written consent of the Corporation.

          1.4  Corporation's Rights.  The Corporation's rights with respect to
               --------------------
the Policy shall be limited to:

               (a) The right to receive an amount as set forth in Section 4.3 (the "Corporate Interest") on a termination event, as defined in
          Section 4.1;

               (b)  The right to possess the Policy; and

               (c) The right to release the Assignment upon receipt of the Corporate Interest.

          The Corporation shall have the right to borrow against the Policy, and to secure that loan by the Policy, in an amount which, together with the unpaid interest accrued thereon, will at no time exceed the Corporate Interest.

          The Corporation shall make the Policy reasonably available to the Employee and the Insurer.

          1.5  Employee's Rights.  The Employee shall, as owner of the Policy,
               -----------------
retain all other rights in the Policy not held by the Corporation pursuant to
Section 1.4, including, but not limited to, the following:

               (a) The right to cause the full or partial surrender of the Policy upon a termination event, as defined in Section 4.1, and to succeed to full ownership of the Policy cash values after satisfaction of the Corporate Interest; provided, however, that the Employee shall give the Corporation thirty (30) days advance written notice of the exercise of such right;

               (b) The right to exercise all non-forfeiture or lapse option rights permitted by the terms of the Policy;

               (c) The right to designate and change the beneficiary or beneficiaries of the portion of the proceeds of the Policy payable, upon the death of the Employee, pursuant to Section 3.1 (the "Employee's Death Benefit Portion"); and

               (d) The right to assign the Employee's rights in and with respect to the Policy.

          Prior to a termination event, as defined in Section 4.1, the Employee shall not have the right to borrow against the Policy.

          Pursuant to Section 1.5(d), the Employee shall have the right absolutely and irrevocably to give to a transferee all of his right, title and interest in and to the Policy, subject to the collateral assignment of the Policy to the Corporation pursuant hereto. The Employee may exercise this right by executing a written transfer of ownership in the form used by the Insurer for transferring insurance policies, and delivering this form to the Corporation. Upon receipt of such form, executed by the Employee and duly accepted by the transferee thereof, the Corporation shall acknowledge such transfer in writing, and shall thereafter treat the Employee's transferee as the sole owner of all of the Employee's right, title and interest in and to the Policy, subject to this Agreement and the collateral assignment of the Policy to the Corporation pursuant hereto. Thereafter, the Employee shall have no right, title or interest in and to the Policy, all such rights being vested in and exercisable only by the assignee.


ARTICLE 2:  PAYMENT OF PREMIUMS AND APPLICATION OF DIVIDENDS

          2.1  Premium Payment; Timing.  The Corporation shall pay the premiums,
               -----------------------
including all costs associated with all supplemental riders and endorsements to the Policy (the "Premium"), on the Policy to the Insurer on or before the due date of each Premium payment, and in any event, not later than the expiration of the grace period under the Policy for such Premium payment. As soon as practicable following the payment of a Premium, the Corporation shall furnish the Employee with written notice of such timely payment. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for income tax purposes as a result of this Agreement.

          Each year, the Employee shall reimburse the Corporation for a portion of the premium paid by the Corporation. The amount of reimbursement shall equal the value of the economic benefit attributable to the life insurance protection provided to the Employee under this Agreement. The value of the economic benefit attributable to the life insurance protection provided to the Employee under this Agreement shall be the lower of (a) the PS-58 rates (as set forth in Revenue Ruling 55-747 or the corresponding applicable section of any future Revenue Ruling) or (b) the Insurer's current published premium rate for annually renewable term insurance for standard risks, assuming a death benefit equal to the face amount of the Policy less the Corporate Interest.

          The Corporation shall continue to pay its portion of the Premiums until a termination event, as defined in Section 4.1.

          2.2  Dividend.  Any dividends declared on the Policy shall be applied
               --------
as shown in the Policy illustration, Exhibit B.

ARTICLE 3:  RIGHTS UPON DEATH OF EMPLOYEE

          3.1  Employee's Death Benefit Portion.  If Employee dies prior to
               --------------------------------
termination of employment, the Employee's designated beneficiary or beneficiaries as set forth in the Policy shall be entitled to receive the death proceeds as provided under the Policy. For purposes of this Agreement, the term "death proceeds" shall mean the face amount of the death benefit provided for in the Policy plus any increase in the Death Benefit from dividends, cash or accumulation value as those terms may be defined in any Policy contract or option contained therein.

          3.2  Corporation's Death Benefit Portion.  Notwithstanding Section
               -----------------------------------
3.1, upon the death of the Employee, the Corporation shall be entitled to receive an amount equal to the Corporate Interest.


ARTICLE 4:  TERMINATION OF AGREEMENT OR SURRENDER OF POLICY

          4.1  Termination Defined.  This Agreement shall automatically
               -------------------
terminate upon the occurrence of any of the following events:

               (a) the bankruptcy, receivership or dissolution of the Corporation;

               (b) the Employee's termination of employment with the Corporation (including permanent and total disability); or

               (c)  the written agreement of the Employee and the Corporation.

          Also, if the Employee so elects, this Agreement shall terminate upon the occurrence of a Change in Control, as defined in Section 5.10

          4.2  Rights Upon Termination.  If this Agreement terminates pursuant
               -----------------------
to an event described in Section 4.1, the Employee shall have the option of obtaining the release of the Assignment by either:

               (a) paying to the Corporation, within 60 days of the termination event described in Section 4.1, the Corporate Interest; or

               (b) notifying the Corporation in writing, within 60 days of the termination event described in Section 4.1, of the Employee's desire to have the Assignment released and, as soon as practicable thereafter, jointly applying to the Insurer to surrender dividend values from the Policy and, if necessary, to make a loan to the Employee from the Policy. Such amounts will be paid directly to the Corporation to be applied to the payment of the Corporate Interest.

          Upon receipt of the Corporate Interest, the Corporation shall take all steps necessary to release the Assignment so that the Employee shall own the Policy free of all encumbrances thereon in favor of the Corporation required by this Agreement. Thereafter, neither the

Corporation nor the Corporation's successors or assigns shall have any further interest in and to the Policy.

          If the Employee fails to exercise one of the options described in subsection (b) or (c) of this Section 4.2, at the request of the Corporation, the Employee shall execute any document or documents required by the Insurer to transfer ownership of the Policy to the Corporation. Alternatively, the Corporation may enforce its right to receive the Corporate Interest from the cash surrender value of the Policy, as set forth in the Assignment; provided that, in the event the cash surrender value of the Policy exceeds the amount due the Corporation, such excess shall be paid to the Employee. Thereafter, neither the Employee nor the Employee's heirs, assigns or beneficiaries shall have any further interest in and to the Policy.

          4.3  Corporate Interest.  Corporate Interest means an amount equal to
               ------------------
the cumulative value of all Premiums paid by the Corporation.


ARTICLE 5:  ADMINISTRATIVE PROVISIONS

          5.1  Insurer's Responsibility.  The Insurer shall not be considered a
               ------------------------
party to this Agreement and shall not be bound hereby. No provision of this Agreement, or any amendment hereof, shall in any way enlarge, change, vary or affect the obligations of the Insurer as expressly provided in the Policy, except to the extent that this Agreement becomes a part of the Policy by acceptance of the Assignment by the Insurer.

          5.2  Amendment.  Notwithstanding anything else in this Agreement to
               ---------
the contrary, the Corporation reserves the right to amend or terminate this Agreement (including the right not to pay a Premium) at any time with the consent of Employee.

          5.3  Notice.  Any and all notices required to be given under the terms
               ------
of this Agreement shall be given in writing and signed by the appropriate party, and shall be sent by certified mail, postage prepaid, to the appropriate address set forth below:

               (a)  to the Employee at:

                    ________________________

                    ________________________

                    ________________________

               (b)  to the Corporation at:

                    Hooker Furniture Corporation
                    440 East Commonwealth Boulevard
                    Martinsville, Virginia 24112
                    ATTN:  Senior Vice President,
                    Finance and Administration

          5.4  Heirs, Successors and Assigns.  This Agreement shall be binding
               -----------------------------
upon and shall inure to the benefit of the Employee, his or her successors, heirs and the executors or administrators of the estate of the Employee, and to the Corporation and its successors. The Employee and the Corporation agree that either party may assign its interest under this Agreement, and any assignee shall be bound by the terms and conditions of this Agreement as if an original party hereto.

          5.5  Interpretation.  This Agreement and the interests of the Employee
               --------------
and the Corporation hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

          5.6 Terms. This Agreement shall be effective as of the date first above written, and shall continue until terminated as herein provided or until all covenants herein activated by the death of the Employee are fully carried out.

          5.7  Headings.  Any headings or captions in this Agreement are for
               --------
reference purposes only and shall not expand, limit, change or affect the meaning of any provision of this Agreement.

          5.8  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

          5.9  ERISA.  The following provisions are part of this plan and are
               -----
intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

               (a)  Fiduciary.  The named Fiduciary and administrator of the
                    ---------
          split-dollar arrangement established pursuant to this Agreement shall be the Senior Vice President of Finance and Administration of the Corporation (hereinafter the "Fiduciary"). The Fiduciary shall have full power to administer this Agreement, and the Fiduciary's actions with respect hereto shall be binding and conclusive upon all persons for all purposes.

               (b) The funding policy under this plan is that the Employee and the Corporation shall remit premiums when due.

               (c) The amounts payable pursuant to this Agreement shall be paid by the Insurer solely from the Policy.

               (d)  Claims Procedure.  Any controversy or claim arising out of
                    ----------------
          or relating to this Agreement shall be filed with the Fiduciary which shall make all determinations concerning such claim. Any decision by the Fiduciary denying such claim shall be in writing and shall be delivered to all parties in interest in accordance with the notice provisions of Section 5.3 hereof. Such decision shall set forth, in plain language, the reasons for denial. Pertinent provisions of the Agreement shall be cited and, where appropriate, an explanation as to how the Employee can perfect the claim will be provided. This notice of denial of benefits will be provided within 90 days of the Fiduciary's receipt of the Employee's claim for benefits. If the Fiduciary fails to notify the Employee of his decision regarding his claim, the claim shall be considered denied, and the Employee shall then be permitted to proceed with his appeal as provided in this Section.

               If Employee has been completely or partially denied a benefit, the Employee shall be entitled to appeal this denial of his claim by filing a written statement of his position with the Fiduciary no later than sixty (60) days after receipt of the written notification of such claim denial. The Fiduciary shall schedule an opportunity for a full and fair review of the issue within thirty (30) days of receipt of the appeal.

               The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Agreement provisions on which the decision is based.

               Following the Fiduciary's review of any additional information submitted by the Employee, either through the hearing process or otherwise, the Fiduciary shall render a decision on his review of the appealed claim in the following manner:

                    (i) The Fiduciary shall make its decision regarding the merits of the appealed claim within 60 days following his receipt of the request for review (or within 120 days after such receipt in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Fiduciary shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the Employee prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

                    (ii) The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Agreement provisions on which the decision is based.

          5.10 Change in Control.  A "Change in Control" shall mean any of the
               -----------------
following events:

               (a) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 40% or more of the total number of votes which may be cast for the election of the Board of Directors of the Corporation;

               (b) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation; or

               (c) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation.


               IN WITNESS WHEREOF, the parties hereto have signed this document as of the day and year first above written.

                                HOOKER FURNITURE CORPORATION



                                By:  _________________________________

                                Title:  ______________________________

                                THE EMPLOYEE


                                ______________________________________

                                   EXHIBIT A
                                   ---------


          The following life insurance policy or policies is subject to the attached Split-Dollar Agreement:


Insurer:         ____________________________ Insurance Company

Insured:         ____________________________

Policy Number:   ____________________________

Face Amount:     ____________________________

Corporation:     Hooker Furniture Corporation
                 ----------------------------

Date of Issue:   ____________________________

                                   EXHIBIT B
                                   ---------

               ASSIGNMENT OF LIFE INSURANCE POLICY AS COLLATERAL


A. FOR VALUE RECEIVED, _____________________ (the "Employee") hereby assigns, transfers and sets over to Hooker Furniture Corporation, with its principal offices in Martinsville, Virginia, its successors and assigns, (herein called the "Corporation") Policy No. ______________ issued by ________________________ Insurance Company, (herein the "Insurer") and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the "Policy"), upon the life of the Employee, an individual residing in the Commonwealth of Virginia and all claims, options, privileges, rights, title and interest therein and thereunder (except as provided in Paragraph C hereof), subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy. The undersigned by this instrument jointly and severally agree and the Corporation, by the acceptance of this Assignment, agrees to the conditions and provisions herein set forth.

B. It is expressly agreed that, without detracting from the generality of the foregoing, the following specific rights are included in this Assignment and pass by virtue hereof:

     1. The right to collect from the Insurer an amount equal to its total premium payments made under the Policy or a portion of the death proceeds as provided for under the terms of a Split Dollar Agreement between the Employee and the Corporation, dated __________________ (herein called the "Split Dollar Agreement"), when it becomes a claim by death or maturity or upon such other events as may be set forth in the Split Dollar Agreement;

     2. The right to surrender the Policy and receive the surrender values thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow; and

     3. The right to obtain one or more loans or advances on the Policy, either from the Insurer, or, at any time, from other persons, and to pledge or assign the Policy as security for such loans or advances.

C. It is expressly agreed that the following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this Assignment and do not pass by virtue hereof:

     1. The right to collect from the Insurer any disability benefit payable in cash that does not reduce the amount of insurance;

     2.   The right to designate and change the beneficiary;

     3. The right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer,

     but the reservation of these rights shall in no way impair the right of the Corporation to surrender the Policy completely with all its incidents or impair any other right of the Corporation hereunder, and any designation or change of beneficiary or election of a mode of settlement shall be made subject to this Assignment and to the rights of the Corporation hereunder.

D. This Assignment is made and the Policy is to be held as collateral security for any and all liabilities of the undersigned, or any of them, to the Corporation, either now existing or that may hereafter arise under the terms of the Split Dollar Agreement (all of which liabilities secured or to become secured are herein called "Liabilities").

E.   The Corporation covenants and agrees with the undersigned as follows:

     1. That any balance of sums received hereunder from the Insurer remaining after payment of the then existing Liabilities, matured or unmatured, shall be paid by the Corporation to the persons entitled thereto under the terms of the Policy had this Assignment not been executed;

     2. That the Corporation will not exercise either the right to surrender the Policy or the right to obtain policy loans from the Insurer, except as expressly provided under the terms of the Split Dollar Agreement; and

     3. That the Corporation will, upon request, forward without unreasonable delay to the Insurer the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement.

F. The Insurer is hereby authorized to recognize the Corporation's claims to the rights hereunder without investigating the reason for any action taken by the Corporation, or the validity or the amount of the Liabilities or the existence of any default therein, or the application to be made by the Corporation of any amounts to be paid to the Corporation. The sole signature of the Corporation shall be sufficient for the exercise of any rights under the Policy assigned hereby and the sole receipt of the Corporation for any sums received shall be a full discharge and release to the Insurer. Checks for all or any part of the sums payable under the Policy and assigned herein shall be drawn to the exclusive order of the Corporation if, when and in such amounts as may be requested by the Corporation.

G. The exercise of any right, option privilege or power given herein to the Corporation shall be at the option of the Corporation, but (except as restricted by Paragraph E(2) above) the Corporation may exercise any such right, option, privilege or power without notice to, or assent by, or affecting the liability of, or releasing any interest hereby assigned by the undersigned, or any of them.

H. The Corporation may take or release other security, may release any party primarily or secondarily liable for any of the Liabilities, may grant extensions, renewals or indulgences with respect to the Liabilities, or may apply to the Liabilities in such order as the Corporation shall determine, the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this Assignment, without resorting or regard to other security.

I. Each of the undersigned declares that no proceedings in bankruptcy are pending against him and that his property is not subject to any assignment for the benefit of creditors.

                               * * * * * * * * *

     EXECUTED IN MARTINSVILLE VIRGINIA THIS ___________ DAY OF________________,
_______.



____________________________________        ____________________________________
Witness                                     [Name of Employee]

                                            Employee's Address:

                                            ____________________________________

                                            ____________________________________



____________________________________        ____________________________________
Witness                                     Beneficiary

                                            Beneficiary's Address:


                                            ____________________________________

                                            ____________________________________

                                      -3-